Exhibit 10.1
FIRST AMENDMENT TO AMENDED AND RESTATED
EMPLOYMENT AGREEMENT
     THIS FIRST AMENDMENT to the Amended and Restated Employment Agreement (the “Agreement”), dated as of February 5, 2007, is made and entered into as of this 30th day of June, 2010 by and between John H. Pelusi, Jr. (the “Employee”) and Holliday Fenoglio Fowler, LP, a Texas limited partnership (“HFF”).
RECITALS
     WHEREAS, Employee is a member (“Member”) of HFF Holdings LLC, a Delaware limited liability company (“HFF Holdings”), pursuant to that certain Second Amended and Restated Limited Liability Company Agreement of HFF Holdings LLC, dated as February 5, 2007 (the “HFF Holdings Agreement”);
     WHEREAS, Employee previously entered into the Agreement on February 5, 2007 in connection with the transactions contemplated by the Sale and Merger Agreement (as defined in the Agreement);
     WHEREAS, (i) the parties intend to enter into an amendment and waiver to the HFF Holdings Agreement, dated as of the date hereof, pursuant to which the notice requirements and restrictions on the percentage of Units of HFF Holdings redeemable by a Member set forth in Section 6.3 of the HFF Holdings Agreement will be waived in connection with any exercise of the Exchange Right (as defined in the HFF Holdings Agreement) on or prior to June 30, 2010, (ii) certain Members (including Employee) intend to redeem all of the Units of HFF Holdings held by such Members in accordance with Section 6.3 of the HFF Holdings Agreement and direct HFF Holdings to effect the exchange of certain limited partnership interests in each of HFF and HFF Securities L.P., a Delaware limited partnership, held indirectly by HFF Holdings for an equal number of shares of Class A common stock of HFF, Inc. and allocate the shares of Class A common stock so received to such Members in accordance with the HFF Holdings Agreement, and (iii) in connection therewith, the Members intend to amend and restate the HFF Holdings Agreement in its entirety;
     WHEREAS, in connection with the aforementioned transactions , it is necessary to, and HFF and Employee desire to, amend the Agreement; and
     WHEREAS, capitalized terms not otherwise defined herein shall have the meanings ascribed to them by the Agreement.
AGREEMENT
     NOW, THEREFORE, in consideration of the foregoing and the mutual agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Employee and HFF, intending to be legally bound, hereby agree as follows:
     1. Each of the parties to this First Amendment hereby agrees that Section 4(b) is hereby amended and restated to read in its entirety as follows:
     “(b) Employee understands that as an employee of HFF, Employee’s competition with any of the Company Entities would result in irreparable harm to HFF and the other Company Entities. Therefore, until the earlier of (i) nine years from the Original Effective Date, or (ii) the second anniversary of the Termination Date (the “Restrictive Period”), Employee agrees that he or she will not, without the prior written consent of HFF, Compete (as defined below) with HFF or any of the other Company Entities anywhere in or with respect to the United States where HFF or any of the other Company Entities engages in a Competitive Business (as defined below).”
     2. Except as expressly amended hereby, the Agreement shall remain unmodified and in full force and effect.
     3. This First Amendment, and its interpretation, shall be governed exclusively by its terms and by the laws of the State of New York.
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IN WITNESS WHEREOF, the parties have executed this First Amendment as of the day and year first above written.

EMPLOYEE
/s/ John H. Pelusi, Jr.
Name:	John H. Pelusi, Jr.

HOLLIDAY FENOGLIO FOWLER, LP: By: Holliday GP Corp., its General Partner
By:	/s/ John H. Pelusi, Jr.
	Name:	John H. Pelusi, Jr.
	Title:	President